UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Note Offering

On November 26, 2013, Yahoo! Inc., a Delaware corporation (the “Company” or “Yahoo”), completed its previously announced offering of $1.25 billion aggregate principal amount of its 0.00% Convertible Senior Notes due 2018 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated November 20, 2013, entered into by and among the Company, and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an over-allotment option to purchase, within 30 days from November 20, 2013, up to an additional $187.5 million aggregate principal amount of the Notes on the same terms and conditions. The net proceeds from the sale of the Notes were approximately $1.23 billion, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company.

Yahoo used approximately $70.4 million of the net proceeds from the Notes to pay the cost of the privately negotiated convertible note Hedge Transactions described below (after such cost was partially offset by the proceeds to the Company from the sale of warrants pursuant to the Warrant Transactions described below), and used approximately $87.5 million of the net proceeds to repurchase 2,457,800 shares of its common stock, as described below in Item 8.01. Yahoo expects to use the remainder of the net proceeds for general corporate purposes, including, but not limited to, acquisitions or other strategic transactions, additional repurchases of common stock and working capital.

Indenture

On November 26, 2013, in connection with the issuance of the Notes, Yahoo entered into an indenture (the “Indenture”) with respect to the Notes with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Under the Indenture, the Notes will be senior unsecured obligations of Yahoo, the Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on December 1, 2018, unless previously purchased or converted in accordance with their terms prior to such date.

The Notes will be convertible into shares of Yahoo’s common stock at an initial conversion rate of 18.7161 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $53.43 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 50% to the $35.62 per share closing price of Yahoo’s common stock on November 20, 2013. Upon conversion of the Notes, holders will receive cash or shares of Yahoo’s common stock or a combination thereof, at Yahoo’s election.

Prior to September 1, 2018, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The conversion rate is subject to customary anti-dilution adjustments. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes.

If Yahoo undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require Yahoo to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid special interest up to but excluding the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On November 20, 2013, the Company entered into convertible note hedge transactions (“Hedge Transactions”) with certain option counterparties (the “Option Counterparties”). The Hedge Transactions include call options giving Yahoo the right to purchase, subject to customary anti-dilution adjustments, approximately 23.4 million shares of Yahoo’s common stock, which is equal to the number of shares of Yahoo’s common stock that will initially underlie the Notes, with a strike price of approximately $53.43. The Hedge Transactions are expected to reduce the potential dilution with respect to Yahoo’s common stock upon conversion of the Notes or offset any cash payment Yahoo is required to make in excess of the principal amount of converted Notes. Separately, Yahoo also entered into privately negotiated warrant transactions with the Option Counterparties giving them the right to purchase from Yahoo, subject to customary anti-dilution adjustments, approximately 23.4 million shares of Yahoo’s common stock, with a strike price of $71.24 per share (the “Warrant Transactions”). The Warrant Transactions will have a dilutive effect with respect to Yahoo’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants on or prior to the expiration date of the warrants.

The Option Counterparties or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell Yahoo’s common stock in open market and/or privately negotiated transactions prior to maturity of the Notes, including during any observation period for the settlement of conversions of Notes, which could adversely impact the price of Yahoo’s common stock and of the Notes or upon any repurchase of Notes by Yahoo.

The above description of the Hedge Transactions and the Warrant Transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Confirmation and the Warrant Confirmation executed by the Company and each Option Counterparty on November 20, 2013, which are attached hereto as Exhibit 10.1 and 10.2, respectively and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Yahoo does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. Additional information pertaining to the Notes, the shares of common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the sale of the Notes, Yahoo used approximately $87.5 million of the net proceeds of the Notes to repurchase 2,457,800 shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate for the Notes offering, as Yahoo’s agent. The purchase price of the common stock repurchased in such transactions was equal to the closing price per share of Yahoo’s common stock on the date of the pricing of the offering, which was $35.62 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture (including form of Notes) with respect to Yahoo’s 0.00% Convertible Senior Notes due 2018, dated as of November 26, 2013, between Yahoo and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Form of Call Option Confirmation between Yahoo and each Option Counterparty.

10.2	Form of Warrant Confirmation between Yahoo and each Option Counterparty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: November 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture (including form of Notes) with respect to Yahoo’s 0.00% Convertible Senior Notes due 2018, dated as of November 26, 2013, between Yahoo and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Form of Call Option Confirmation between Yahoo and each Option Counterparty.

10.2	Form of Warrant Confirmation between Yahoo and each Option Counterparty.